[Ernst & Young LLP Letterhead]


                                                       EXHIBIT 16 TO FORM 8-K

January 22, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4 of Form 8-K dated January 22, 1998, of American Country Holdings Inc. and are in agreement with the statements contained in the second paragraph on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                        ERNST & YOUNG LLP

Chicago, Illinois
January 22, 1998